Exhibit 10.7.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE is made this 2nd day of October, 2002, by and between GLENN DALE BUSINESS CENTER, L.L.C (the “Landlord”) and TVI CORPORATION (the “Tenant”).

RECITAL

A. Landlord and Tenant entered into a Lease dated February 16, 1998 (the “Lease”) for certain premises containing approximately 17,000 square feet (the “Existing Premises”) which are located within a building known as Glenn Dale Business Center, 7100 Holiday Tyler Road, Glen Dale, Maryland.

B. Tenant desires to relocate to a larger area comprising approximately 30,696 square feet within the Glenn Dale Business Center (the “New Premises”).

C. Landlord and Tenant desire to amend and extend the Lease to permit Tenant to relocate to the New Premises upon the terms and conditions set forth in this First Amendment.

NOW, THEREFORE, for and in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The Recitals noted above are hereby incorporated into and made a part of this First Amendment to Lease.

2. Relocation. Landlord and Tenant agree that Tenant shall vacate the Existing Premises and relocate to the New Premises, as indicated on First Amendment Exhibit A, attached hereto and made a part hereof. The effective date of such relocation (the “Relocation Commencement Date”) shall be the later of November l8, 2002, or the delivery of the New Premises to Tenant by Landlord (which Landlord estimates shall be forty five (45) days after this First Amendment to Lease has been fully executed), and thereafter the New Premises shall be deemed the ‘Premises” under the Lease.

3. Lease Term. The Lease term is scheduled to expire March 1, 2003; it shall be amended to extend for a period of five (5) years thereafter (unless the Relocation Commencement Date is a date other than the first day of a calendar month, in which case the Lease term shall continue for the balance of the month in which the Relocation Commencement Date occurs and for a period of five (5) years thereafter), unless the lease term is terminated earlier in accordance with the provisions of the Lease.

4. Rent. Commencing upon the Relocation Commencement Date, Tenant agrees to pay Landlord the annual rent of Four Dollars and Fifty Cents ($4.50) per square foot or One Hundred Thirty Eight Thousand One Hundred Thirty Two Dollars ($138,132.00) per annum payable in advance, in equal monthly installments, as follows: Eleven Thousand Five Hundred Eleven Dollars ($11,511.00), per month, on the first day of each and every month during the term of this Lease, without setoff, recoupment, or deduction, for the first lease year thereof; thereafter, effective upon each anniversary of the Relocation Commencement Date, rent shall increase per annum by two percent (2%) over the rent payable for the preceding lease year. If the Relocation Commencement Date shall commence on a date other than the first day of a month, the rental for the period from the Relocation Commencement Date to the first day of the next full calendar month of the term shall be prorated and shall be payable on the first day of the term.

5. Landlord Work. Landlord agrees, at its cost and expense, to perform the following with respect to the New Premises (collectively, “Landlord’s Work”) prior to delivering the New Premises to tenant:

1.	Clean and paint existing office;

2.	Replace existing carpet;

3.	Clean and paint restrooms, and service, as needed, plumbing fixtures;

4.	Service all heating, ventilation, and air conditioning equipment;

5.	Demo portion of office in warehouse area;

6.	Clean and seal warehouse floor;

7.	Create warehouse access to break room;

8.	Install one (1) sink in the break room;

9.	Existing electrical service (no upgrade)

Except for the work specifically enumerated above, Landlord shall have to obligation to perform any work in the New Premises in connection with Tenant’s initial build-out as such work shall be the sole obligation of Tenant at Tenant’s sole cost and expense.

6. Additional Charges. Tenant currently pays its proportionate share of real Estate Taxes, Common Facilities Costs and Insurance pursuant to the Lease. As of the Relocation Commencement Date, Tenant’s proportionate share shall be increased to 30,696/310,000 or 9.902%.

7. Broker. Each of the parties represents and warrants that there are no claims brokerage commissions or finder’s fees in connection with the execution of this First Amendment to Lease, and each of the parties agrees to indemnify and save harmless the other party from and against all liabilities arising from any such claim including, without limitation, the cost of attorney’ fees in connection therewith.

8. Signage. Within fifteen (15) days of the Relocation Commencement Date, Tenant shall at its sole cost and expense install signage indicating the name of its business above the front entrance and rear door of the New Premises. The size and lettering thereof shall be in building standard color and subject to Landlord’s prior written approval.

9. Right of First Refusal. Before entering into any lease for the 10,000 square feet adjacent to the New Premises (as shown on First Amendment Exhibit B as “Right of First Refusal Premises”), and so long as Tenant is not then in default under the lease, Landlord will notify Tenant of the availability of the Right of First Refusal Premises amid shall offer to lease the same to Tenant at the same per square foot rate Tenant is then paying for the New Premises, subject the same subsequent rental increases as noted herein for the New Premises. If within five (5) business days after receipt of Landlord’s notice, Tenant agrees in writing to lease the said space, Landlord and Tenant will amend the Lease for such space within ten (10) business days, after Landlord’s receipt of Tenant’s notice of intent to lease on all the same terms as this Lease except for matters dependent upon the size of the premises such as the amount of common area expense and security deposit. If Tenant does not deliver its notice of intent to lease such space offered in Landlord’s notice within such five (5) business day period, or if Landlord and Tenant do not enter into a fully executed amendment far such space within such ten (10) business day period, then this right of first refusal to lease the space will lapse and be of no further force and effect, and Landlord will have the right to lease the space to a third party on the same or other terms and conditions. Once Tenant accepts Landlord’s offer (whether for all of the Right at First Refusal Premises or only a portion), this right of first refusal will lapse and be of no further force and effect with respect to the entire First Right & Refusal Premises. This right of first refusal is personal to TVI Corporation and is non-transferable. Time is of the essence.

10. Parking. Tenant shall have the use of fifty (50) parking spaces. Twenty (20) spaces will be on the front parking lot and thirty (30) spaces will be on the lower lot, as marked on First Amendment Exhibit C, attached hereto and made a part hereof

11. General. Except as otherwise expressly amended herein, all other terms and Conditions of the Lease shall remain unchanged and in full force and effect. In the event of any conflict between the terms of the Lease and the terms of this First Amendment, the terms of this First Amendment shall control. All undefined capitalized terms contained herein shall have the definitions assigned to them in the Lease.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease under their respective hands and seals as of the day and year first above written.

WITNESS	LANDLORD GLENN DALE BUSINESS CENTER, L.L.C.

	By:		(SEAL)

WITNESS	TENANT TVI CORPORATION

	By:	/s/ Richard Priddy	(SEAL)
	Name:	Richard Priddy
	Title:	CEO

STATE OF MARYLAND, COUNTY OF BALTIMORE, to wit:

On this             day of                      , 2002, before me, the subscribed, a Notary Public of the state aforesaid, personally appeared LAWRENCE G. RIEF, Member of the above-named Landlord, and he acknowledged the above First Amendment to Lease to be the act of the Landlord.

IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal.

My	commission expires:

STATE OF MARYLAND, COUNTY OF PRINCE GEORGES, to wit:

On this 2nd day of October, 2002, before me, the subscribed, a Notary Public of the state aforesaid, personally appeared RICHARD PRIDDY, [insert name and title] of the above-named Tenant, and he acknowledged the above First Amendment to Lease to be the act of the Tenant.

IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal.

/s/ Portia Power
Portia Power

My commission expires: May 1, 2005

FIRST AMENDMENT EXHIBIT A – Plan Showing Leased Premises

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FIRST AMENDMENT EXHIBIT B – Plan Showing Right of First Refusal Premises

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FIRST AMENDMENT EXHIBIT C – Plan Showing Parking Lot

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